         As filed with the Securities and Exchange Commission on May 30, 1997
                                                  Registration No. 333-______
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                ----------------------

                                       FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------------

                                 MERRILL CORPORATION
                (Exact name of registrant as specified in its charter)

                     MINNESOTA                        41-0946258
          (State or other jurisdiction             (I.R.S. Employer
         of incorporation or organization)         Identification No.)



      ONE MERRILL CIRCLE, ST. PAUL, MINNESOTA            55108
    (Address of Principal Executive Offices)          (Zip Code)

                                ---------------------

                              1993 STOCK INCENTIVE PLAN
                         1996 NON-STATUTORY STOCK OPTION PLAN
                           1996 NON-EMPLOYEE DIRECTOR PLAN
                               (Full title of the plan)
                                ---------------------

                                STEVEN J. MACHOV, ESQ.
                    VICE PRESIDENT - GENERAL COUNSEL AND SECRETARY
                                 MERRILL CORPORATION
                                  ONE MERRILL CIRCLE
                              ST. PAUL, MINNESOTA  55108
                       (Name and address of agent for service)

                                    (612) 646-4501
            (Telephone number, including area code, of agent for service)
                              -------------------------
           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
              IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT
                                 --------------------


                           CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

                                                                     PROPOSED MAXIMUM         PROPOSED MAXIMUM
       TITLE OF SECURITIES TO BE    AMOUNT TO BE REGISTERED(1)   OFFERING PRICE PER SHARE(2) AGGREGATE OFFERING       AMOUNT OF
               REGISTERED                                                                         PRICE(2)        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
        Common Stock, par value
        $.01 per share..........        1,303,000 shares                 $26.83                  $34,958,124         $10,593.37
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

     (1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions of the employee benefit plans described herein.

     (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act as follows: (i) with respect to options to purchase shares previously granted, on the basis of the weighted average exercise price of such options; and (ii) with respect to shares previously issued and incentive awards to be granted under the plans, on the basis of the average between the high and low reported sales prices of the Registrant's Common Stock on May 23, 1997 of $30.375 per share, as reported by the Nasdaq National Market.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   EXPLANATORY NOTE

     As provided in Instruction C to Form S-8, any prospectus that is to be used for reoffers and resales of restricted securities must be filed as part of a Registration Statement on Form S-8. Accordingly, the Prospectus that is to be used for reoffers and resales of shares of Common Stock acquired prior to the effective date of this Registration Statement pursuant to the issuance of Common Stock under the Company's 1996 Non-Employee Director Plan has been filed as part of this Registration Statement.

PROSPECTUS
                             3,347 SHARES OF COMMON STOCK

                                 MERRILL CORPORATION
                                   ----------------

     This Prospectus relates to 3,347 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Merrill Corporation (the "Company") that may be offered for sale for the account of certain shareholders of the Company as stated herein under the heading "Selling Shareholders." The Shares being offered by the Selling Shareholders hereunder were acquired pursuant to the issuance of Common Stock under the Company's 1996 Non-Employee Director Plan (the "Plan"). Under the Plan, in May 1996, the Selling Shareholders were issued Common Stock as payment of a portion of their annual cash retainer. No period of time has been fixed within which the Shares covered by this Prospectus may be offered or sold.

     The Selling Shareholders have advised the Company that sales of the Shares offered hereunder by them, or by their pledgees, donees, transferees or other successors in interest, may be made from time to time in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The Shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. Sales may be made pursuant to this Prospectus to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of Common Stock for whom such broker-dealer may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).
One or more supplemental prospectuses will be filed pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), to describe any material arrangements for the sale of the Shares offered hereunder when such arrangements are entered into by any of the Selling Shareholders and any other broker-dealers that participate in the sale of the Shares.

     The Selling Shareholders and any broker-dealers or other persons acting on their behalf in connection with the sale of Common Stock hereunder may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit realized by them on the resale of Common Stock as principals may be deemed to be underwriting commissions under the Securities Act. As of the date hereof, there are no special selling arrangements between any broker-dealer or other person and any Selling Shareholder.

     The Company will not receive any part of the proceeds of any sale of the Shares pursuant to this Prospectus. The Company will pay all the expenses of registering the Shares, except for selling expenses incurred by the Selling Shareholders in connection with this offering, including any fees and commissions payable to broker-dealers or other persons, which will be borne by the Selling Shareholders.

     The Company's Common Stock is traded on the Nasdaq National Market under the symbol "MRLL." On May 28, 1997, the last sale price of the Common Stock on the Nasdaq National Market was $32.00 per share.

                               -----------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
         THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                         THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------------

                    THE DATE OF THIS PROSPECTUS IS MAY 30, 1997.

     No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the offer described in this Prospectus and, if given or made, such information and representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. Neither the delivery of this Prospectus nor any sale made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or since the date of any documents incorporated herein by reference. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any state to any person to whom it is unlawful to make such offer in such state.

                                AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company pursuant to the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Website at http://www.sec.gov that contains reports, proxy and information statements, registration statements and other information that has been or will be filed by the Company.

     The Company has filed with the Commission a Registration Statement on Form S-8 under the Securities Act. This Prospectus does not contain all of the information, exhibits and undertakings set forth in the Registration Statement, certain portions of which are omitted as permitted by the Rules and Regulations of the Commission. Copies of the Registration Statement and the exhibits are on file with the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined, without charge, at the offices of the Commission set forth above. For further information, reference is made to the Registration Statement and its exhibits.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission are incorporated by reference in this Registration Statement (File No. 0-14082): (1) the Company's Annual Report on Form 10-K for the year ended January 31, 1997; (2) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 31, 1997; and (3) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to Merrill Corporation, One Merrill Circle, St. Paul, Minnesota 55108, Attention: Kay A. Barber, Chief Financial Officer; telephone (612) 646-4501.

                                   THE COMPANY

     The Company provides a full range of typesetting, printing, document management and reproduction, distribution and marketing communication services to financial, legal, funds and corporate markets. The Company is headquartered in St. Paul, Minnesota and has 29 locations in major cities across the United States including six regional printing plants. In addition, we have distribution operations in St. Cloud, Minnesota and Monroe, Washington. The Company also services financial and corporate printing clients internationally with joint venture operations in Canada, Europe and Asia, and through arrangements with printing companies in many cities around the world.

     The Company was incorporated as a Minnesota corporation in 1968 under the name "K.F. Merrill Company." The Company's principal executive offices are located at One Merrill Circle, Energy Park, St. Paul, Minnesota 55108, and its telephone number is (612) 646-4501.

                                 SELLING SHAREHOLDERS

     This Prospectus relates to the offering of 3,347 shares of Common Stock of the Company by the Selling Shareholders named below. The Shares being offered by the Selling Shareholders hereunder were issued without registration under the Securities Act pursuant to the issuance of Common
Stock under the Plan. Under the Plan, in May 1996 and 1997, the Selling Shareholders were issued Common Stock as payment of a portion of their annual cash retainer. The following table sets forth certain information, as of May 23, 1997, and as adjusted to reflect the sale of the shares offered hereby, with respect to the beneficial ownership of the Common Stock by the Selling Shareholders. Except as otherwise indicated, the Selling Shareholders possess sole voting and investment power with respect to the shares shown.


                                     SHARES OF                     SHARES BENEFICIALLY OWNED
                                   COMMON STOCK                        AFTER COMPLETION
                                   BENEFICIALLY                      OF THE OFFERING (1)
                                      OWNED         NUMBER         ------------------------
                                   PRIOR TO THE    SHARES TO       NUMBER         PERCENT
NAME                               OFFERING (1)     BE SOLD       OF SHARES       OF CLASS
----                               ------------     -------       ---------       --------
James R. Campbell ..............     8,051 (2)         551           7,500                *
Ronald N. Hoge .................    18,551 (3)         551          18,000                *
Frederick W. Kanner ............     7,521 (4)         521           7,000                *
Richard G. Lareau ..............   173,951 (5)         551         173,400             2.2%
Paul G. Miller .................    44,658 (6)         652          44,006                *
Robert F. Nienhouse ............   168,034 (7)         521         167,513             2.1%

     Total .....................   420,766           3,347         417,419             5.3%


--------------------------------

*    Less than one percent (1%).

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percentage owned by such person or group.

(2) Includes 3,000 shares Mr. Campbell has the right to acquire within 60 days upon the exercise of stock options.

(3) Includes 13,000 shares Mr. Hoge has the right to acquire within 60 days upon the exercise of stock options.

(4) Includes 6,000 shares Mr. Kanner has the right to acquire within 60 days upon the exercise of stock options.

(5) Includes 3,000 shares Mr. Lareau has the right to acquire within 60 days upon the exercise of stock options. Also includes 96,400 shares held in trust for the benefit of individuals not related to Mr. Lareau. He is trustee for several trusts, but disclaims beneficial ownership of all such shares. Also includes 10,000 shares owned beneficially by Mr. Lareau's wife, as to which he may be deemed to share voting and investment power, but as to which shares he disclaims beneficial ownership.

(6) Includes 3,000 shares Mr. Miller has the right to acquire within 60 days upon the exercise of stock options.

(7) Includes 3,000 shares not outstanding but deemed beneficially owned by virtue of the right of Mr. Nienhouse to acquire them within 60 days pursuant to exerciseable stock options.


                               VALIDITY OF COMMON STOCK

The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Oppenheimer Wolff & Donnelly, Minneapolis, Minnesota.
Richard G. Lareau, a member of Oppenheimer Wolff & Donnelly, is a Director of the Company. As of April 23, 1997, Mr. Lareau beneficially owned 173,680 shares of the Company's Common Stock, including: (i) 96,400 shares held in trust for the benefit of certain family members of Kenneth F. Merrill (Mr. Lareau is the trustee for all these trusts, but disclaims beneficial ownership of all such shares); (ii) 10,000 shares held of record by his wife, as to which shares Mr. Lareau disclaims beneficial ownership; and (iii) 3,000 shares Mr. Lareau has the right to acquire within 60 days upon exercise of outstanding options.

                                       PART II
                                 INFORMATION REQUIRED
                            IN THE REGISTRATION STATEMENT


                                 --------------------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission are incorporated by reference in this Registration Statement (File No. 0-14082): (1) the Company's Annual Report on Form 10-K for the year ended January 31, 1997; (2) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 31, 1997; and (3) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     The consolidated Financial Statements and Financial Statement Schedule as of January 31, 1997 and 1996, and for the years ended January 31, 1997, 1996 and 1995, incorporated by reference or included in the Annual Report on Form 10-K for the year ended January 31, 1997, have been incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing. To the extent that Coopers & Lybrand L.L.P. audits and reports on the financial statements of the Company issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference in the Registration Statement in reliance upon their reports and said authority.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable -- the Company's Common Stock to be offered pursuant to this Registration Statement has been registered under Section 12 of the Exchange Act as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Minnesota Business Corporation Act requires that the Company indemnify any director, officer or employee made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in the name of the Company. Reference is made to the detailed terms of Section 302A.521 of the Minnesota Business Corporation act for a complete statement of such indemnification rights.

     Article X of the Company's Articles of Incorporation, as amended, provides that each director, officer, employee and agent, past or present of the Company, and persons serving as such of another corporation or entity at the request of the Company, shall be indemnified to the fullest extent permitted by applicable state law.

     The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     The shares to be reoffered or resold pursuant to this registration statement were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act for transactions not involving a public offering. In determining that such exemption was available, the Company relied on the fact that, as an offering only to non-employee directors of the Company, the shares were being issued through direct communication only to a limited number of sophisticated investors having both knowledge of and access to all relevant information regarding the Company and that the certificates evidencing such shares contained a legend restricting transfer in non-registered transactions.

ITEM 8.  EXHIBITS.

4.1 Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 33-4062)).

4.2 Amendments to Articles of Incorporation as of June 20, 1986 and March 27, 1987 (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for fiscal year ended January 31, 1987 (File No. 0-14082)).

4.3 Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for fiscal year ended January 31, 1990 (File No. 0-14082)).

5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly (filed herewith electronically).

23.1 Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).

23.2 Consent of Coopers & Lybrand L.L.P. (filed herewith electronically).

24.1 Power of Attorney (included on page II-4 of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on May 30, 1997.


                                   MERRILL CORPORATION

                                   By: /s/ John W. Castro
                                      -------------------
                                      John W. Castro
                                      President and Chief Executive Officer

                                  POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Castro and Steven J. Machov and each or any one of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on the dates and in the capacities indicated.

SIGNATURE                         NAME AND TITLE                      DATE
-----------                      ----------------                    ------
/s/ John W. Castro             John W. Castro, President and       May 30, 1997
--------------------------     Chief Executive Officer
                               (Principal Executive Officer)
                               and Director

/s/ Kay A. Barber              Kay A. Barber, Vice President --    May 30, 1997
--------------------------     Finance, Chief Financial Officer
                               and Treasurer (Principal Financial
                               and Accounting Officer)

/s/ Robert F. Nienhouse        Robert F. Nienhouse, Director       May 30, 1997
--------------------------

/s/ Richard G. Lareau          Richard G. Lareau, Director         May 30, 1997
--------------------------

/s/ Paul G. Miller             Paul G. Miller, Director            May 30, 1997
--------------------------

/s/ Rick R. Atterbury          Rick R. Atterbury, Director         May 30, 1997
--------------------------

/s/ Ronald N. Hoge             Ronald N. Hoge, Director            May 30, 1997
--------------------------

/s/ James R. Campbell          James R. Campbell, Director         May 30, 1997
--------------------------

/s/ Frederick W. Kanner        Frederick W. Kanner, Director       May 30, 1997
--------------------------


                                  INDEX TO EXHIBITS
                                  -----------------

EXHIBIT                                                     METHOD OF FILING
-------                                                     ----------------
4.1     Articles of Incorporation of the Company,
        as amended......................................    Incorporated by reference to
                                                            Exhibit 3.1 to the Company's
                                                            Registration Statement on
                                                            Form S-1 (File No. 33-4062).

4.2     Amendments to Articles of Incorporation as
        of June 20, 1986 and March 27, 1987.............    Incorporated by reference to
                                                            Exhibit 3.2 to the Company's
                                                            Annual Report on Form 10-K
                                                            for fiscal year ended January
                                                            31, 1987 (File No. 0-14082).

4.3     Restated Bylaws of the Company..................    Incorporated by reference to
                                                            Exhibit 3.3 to the Company's
                                                            Annual Report on Form 10-K
                                                            for fiscal year ended January
                                                            31, 1990 (File No. 0-14082).

5.1     Opinion and Consent of Oppenheimer Wolff &
        Donnelly........................................    Filed herewith electronically.

23.1    Consent of Oppenheimer Wolff & Donnelly.........    Included in Exhibit 5.1.

23.2    Consent of Coopers & Lybrand L.L.P..............    Filed herewith electronically.

24.1    Power of Attorney................................   Included on page II-4 of this
                                                            Registration Statement.
